Exhibit 99.1
LogMeIn Announces Second Quarter 2011 Results
Reports Quarterly Revenue of $29.1 Million; Deferred Revenue of $51.1 Million; Non-GAAP Net Income per share of $0.17; GAAP Net Income per share of $0.11.
Woburn, Mass., July 27, 2011 — LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity solutions, today announced results for the quarter ended June 30, 2011. For the second quarter of 2011, revenue increased 24 percent to $29.1 million from $23.5 million reported in the second quarter of 2010. Core product revenue, which excludes $1.5 million of revenue related to the Company’s Intel agreement from the second quarter of 2010, increased by 32 percent in the quarter from the second quarter of 2010.
GAAP net income for the second quarter of 2011 was $2.7 million, or $0.11 per diluted share. GAAP net income includes $2.3 million in stock compensation expense, $127,000 in patent litigation related expenses and $113,000 in amortization of intangibles. This compares to GAAP net income of $9.0 million, or $0.37 per diluted share, reported in the second quarter of 2010. GAAP net income in the second quarter of 2010 included a $5.6 million, or $0.23 per share, tax benefit associated with the reversal of a valuation allowance related to certain deferred tax assets.
Non-GAAP net income for the second quarter of 2011, which excludes stock compensation expense, patent litigation related expenses and amortization of intangibles, was $4.3 million, or $0.17 per diluted share, based on a 34 percent effective tax rate, as compared to $4.8 million, or $0.20 per diluted share, based on a 12 percent effective tax rate, reported in the second quarter of 2010. A reconciliation of the comparable GAAP financial measures to non-GAAP measures used above is included in the attached tables.
Cash flow from operations for the second quarter of 2011 was $5.4 million. Excluding $3.3 million dollars of patent litigation related expenses, cash flow from operations for the second quarter of 2011 was $8.7 million, or 30 percent of revenue, as compared to $7.8 million in the second quarter of 2010. The Company closed the quarter with cash, cash equivalents and marketable securities of $184.1 million. Additionally, the Company reported total deferred revenue of $51.1 million, an increase of 33 percent from $38.4 million reported in the second quarter of 2010 and an increase of $3.6 million, or 7.5 percent, over the prior quarter.
“We are pleased to report another very strong quarter of growth across the business, from adding record numbers of new premium customers to solid growth in revenue and profitability,” said Michael Simon, president and CEO of LogMeIn. “Prevailing trends in mobility and the consumerization of IT continued to fuel strong demand across our core businesses.”
“Our Access and Collaboration revenue grew 36 percent year-over-year, in large part fueled by a strong quarter for our LogMeIn Ignition product as we continue to capitalize on tablets and smartphones entering the market — and increasingly, the workplace. Support revenue grew 29 percent, year-over-year, led by increased sales of LogMeIn Rescue and increased traction internationally, especially within the telecommunications sector.”
Simon continued, “International orders accounted for 34 percent of total orders during the quarter, up from 31 percent in fiscal year 2010. We’ve also expanded our presence in Europe and Asia Pacific, with a larger presence in the UK and establishing new operations in Japan. We believe both markets share the key characteristics necessary to drive ongoing demand for LogMeIn’s offerings, from growing mobile populations to the OEMs and operators likely to adopt modern mobile support offerings.”
“Beyond our strong financial results, we continue to invest in both the expansion of our product lines and a new generation of offerings designed to meet the demands of a multi-device, always-connected world. In less than one year on the market, our collaboration service join.me has attracted millions of new users. In July, we unveiled a preview of a new mobile offering — one that takes advantage of the capabilities and reach of Ignition — to help organizations secure and manage iPads and smartphones entering the workplace. Just last week, we announced the acquisition of the Pachube service, a platform for the “Internet of Things” that we believe gives us the opportunity to expand our connectivity and data offerings to potentially billions of sensor-enabled devices across the globe.”
“In the always-connected cloud era, the expectations of IT, businesses and individuals continue to change — and demand for solutions that embrace these new possibilities continues to grow in our favor. LogMeIn remains committed to maintaining a position at the forefront of the market through innovative products and new, disruptive business models. We believe that in 2011 and beyond, the rising demand for our core products, along with the potential opportunities for our new offerings, will continue to fuel the strong growth that has become a hallmark of LogMeIn’s ongoing success.”
Business Outlook
Based on information available as of July 27, 2011, the Company is issuing guidance for the third quarter 2011 and fiscal year 2011 as detailed below. Guidance includes operating expenses and acquisition related costs associated with the Company’s recently announced acquisition of the Pachube service. Non-GAAP guidance includes operating expenses associated with Pachube of approximately $1.0 million in the third quarter and $2.0 million for full fiscal year 2011. In addition to the operating expenses, GAAP guidance includes acquisition-related costs and amortization of intangibles associated with the acquisition of approximately $900,000 in the third quarter and $1.6 million for the fiscal year 2011.
Third Quarter 2011: The Company expects third quarter 2011 revenue to be in the range of $30.4 million to $30.8 million.
Non-GAAP net income is expected to be in the range of $4.0 million to $4.3 million and non-GAAP net income per diluted share is expected to be in the range of $0.16 to $0.17. Non-GAAP net income excludes $2.4 million of stock compensation expense, $500,000 of patent litigation related expenses and $900,000 of amortization of intangibles and acquisition related costs.
Net income, which includes stock compensation expense, patent litigation related expenses, amortization of intangibles and acquisition related costs, is expected to be in the range of $1.5 million to $1.8 million, or $0.06 to $0.07 per share.
Non-GAAP net income and net income assume an effective tax rate of approximately 35 percent.
Net income per diluted share calculations for the third quarter of 2011 are based on estimated fully-diluted weighted average shares outstanding of 25.3 million shares.
Fiscal Year 2011: The Company expects fiscal year 2011 revenue to be in the range of $118.5 million to $120.5 million.
Non-GAAP net income is expected to be in the range of $16.1 million to $17.1 million and non-GAAP net income per diluted share is expected to be in the range of $0.64 to $0.68. Non-GAAP net income excludes $9.0 million of stock compensation expense, $5.3 million of patent litigation related expenses and $1.9 million of amortization of intangibles and acquisition related costs.
Net income, which includes stock compensation expense, patent litigation related expenses, amortization of intangibles and acquisition related costs is expected to be in the range of $5.6 million to $6.6 million, or $0.22 to $0.26 per share.
Net income per diluted share calculations for 2011 are based on estimated fully-diluted weighted average shares outstanding of 25.3 million shares.
Non-GAAP net income and net income assumes an effective tax rate for the fiscal year 2011 of 35 percent.
Conference Call Information for Today, Wednesday, July 27, 2011
The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 1-877-941-2068 (for the U.S. and Canada) or 1-480-629-9712 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at http://www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on July 27, 2011 until 11:59 p.m. Eastern Time on August 3, 2011, by dialing 1-800-406-7325 (for the U.S. and Canada) or 1-303-590-3030 (for international callers) and entering pass code 4456369#.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations. Non-GAAP operating income excludes the amortization of intangibles, stock compensation expense, and patent litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude the amortization of intangibles, stock compensation expense and patent litigation related expense. For the three and six months ended June 30, 2010, non-GAAP net income further excludes a tax benefit for the reversal of a valuation allowance related to U.S. and certain foreign deferred tax assets. Non-GAAP cash flow from operations excludes patent litigation related expense. The exclusion of certain expenses in the calculation of Non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. In the future, we expect to incur acquisition costs and amortization associated with acquired intangible assets and we anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.
About LogMeIn, Inc.
LogMeIn (Nasdaq:LOGM) provides cloud-based remote access, support and collaboration solutions to quickly, simply and securely connect millions of internet-enabled devices across the globe — computers, smartphones, iPad™ and Android™ tablets, and digital displays. Designed for consumers, mobile professionals and IT organizations, LogMeIn’s solutions empower nearly 12 million users to connect more than 100 million devices. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary, Japan, the Netherlands, and the UK.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, the introduction or performance of product enhancements or new products, the Company’s intent to expand its portfolio of products and offerings, the Company’s growth, demand for the Company’s products and offerings, the success or growth of new markets and locations, the success or growth of the Pachube service and the Company’s financial guidance for fiscal year 2011 and the second quarter of 2011. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
LogMeIn, LogMeIn Pro, LogMeIn Rescue LogMeIn Ignition, and join.me are trademarks or registered trademarks of LogMeIn in the US and other countries. iPad is a trademark of Apple,

Inc. in the US and other countries around the world. Android is a trademark of Goggle, Inc. in the
US and around the world. Intel is the trademark of Intel Corporation in the US and other countries around the world.
Contact Information:
Investors
Erica Abrams or Matthew Hunt
Blueshirt Group
415-217-5864, 415-489-2194
erica@blueshirtgroup.com
matt@blueshirtgroup.com
Press
Craig VerColen
LogMeIn, Inc.
781-897-0696
Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	June 30,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$77,280	$94,004
Marketable securities	90,144	90,117
Accounts receivable, net	4,744	7,355
Prepaid expenses and other current assets	2,906	2,411
Deferred income taxes	1,316	1,318

Total current assets	176,390	195,205
Property and equipment, net	6,199	6,293
Restricted cash	350	398
Intangibles, net	578	495
Goodwill	615	615
Other assets	27	190
Deferred income taxes	2,518	3,208

Total assets	$186,677	$206,404

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,177	$2,673
Accrued liabilities	10,829	9,948
Deferred revenue, current portion	41,763	48,850

Total current liabilities	54,769	61,471
Deferred revenue, net of current portion	1,030	2,283
Other long-term liabilities	500	407

Total liabilities	56,299	64,161

Commitments and contingencies
Stockholders’ equity:
Common stock	238	242
Additional paid-in capital	133,425	141,882
Accumulated deficit	(3,084)	(467)
Accumulated other comprehensive income (loss)	(201)	586

Total stockholders’ equity	130,378	142,243

Total liabilities and stockholders’ equity	$186,677	$206,404

LogMeIn, Inc.
Condensed Consolidated Statements of Income (unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Revenue	$23,493	$29,098	$44,817	$56,137
Cost of revenue	2,265	2,446	4,485	4,982

Gross profit	21,228	26,652	40,332	51,155

Operating expenses
Research and development	3,760	4,662	7,314	8,980
Sales and marketing	10,807	14,056	20,647	27,042
General and administrative	2,677	3,837	5,480	9,896
Legal settlements	—	—	—	1,250
Amortization of intangibles	82	92	164	184

Total operating expenses	17,326	22,647	33,605	47,352

Income (loss) from operations	3,902	4,005	6,727	3,803

Interest income, net	140	240	254	451
Other expense	28	(152)	(36)	(261)

Income before income taxes	4,070	4,093	6,945	3,993
Benefit (provision) for income taxes	4,911	(1,411)	4,772	(1,376)

Net income	$8,981	$2,682	$11,717	$2,617

Net income per share:
basic	$0.39	$0.11	$0.51	$0.11
diluted	$0.37	$0.11	$0.48	$0.10
Weighted average shares outstanding:
basic	23,132,807	24,116,686	22,889,735	24,023,018
diluted	24,551,399	25,169,689	24,464,395	25,118,423

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per share (unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
GAAP Income from operations	$3,902	$4,005	$6,727	$3,803

Add Back:
Amortization of intangibles included in cost of revenue	104	21	208	36
Amortization of intangibles included in operating expense	82	92	164	184
Stock-based compensation expense	1,213	2,251	2,240	3,997
Patent litigation related expenses	—	127	—	4,280

Non-GAAP Operating income	5,301	6,496	9,339	12,300

Other income, net	168	88	218	190

Non-GAAP Income before provision for income taxes	5,469	6,584	9,557	12,490

Non-GAAP Provision for income taxes (For the three and six months ended June 30, 2010, excludes a tax benefit for the reversal of a valuation allowance related to U.S. and certain foreign deferred tax assets)	(661)	(2,270)	(800)	(4,304)

Non-GAAP Net income	$4,808	$4,314	$8,757	$8,186

Non-GAAP Diluted net income per share:	$0.20	$0.17	$0.36	$0.33
Diluted weighted average shares outstanding used in computing per share amounts:	24,551,399	25,169,689	24,464,395	25,118,423
Stock-Based Compensation Expense
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Stock-based compensation expense:
Cost of revenue	$105	$83	$137	$172
Research and development	137	393	273	674
Sales and marketing	377	619	613	1,182
General and administrative	594	1,156	1,217	1,969

Total stock based-compensation	$1,213	$2,251	$2,240	$3,997

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Cash flows from operating activities
Net income	$8,981	$2,682	$11,717	$2,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	919	1,070	1,860	2,075
Amortization of premiums on investments	66	36	100	95
Provision for bad debts	13	16	43	30
Deferred income taxes	(4,885)	1,348	(4,881)	1,336
Income tax benefit from the exercise of stock options	(1,186)	(2,028)	(1,186)	(2,028)
Stock-based compensation	1,213	2,252	2,240	3,997
Gain on disposal of equipment	(1)	—	(2)	(1)
Changes in assets and liabilities:
Accounts receivable	(552)	(1,497)	229	(2,640)
Prepaid expenses and other current assets	(77)	29	127	494
Other assets	38	(128)	10	(163)
Accounts payable	(418)	(1,990)	(136)	645
Accrued liabilities	1,797	125	954	(881)
Deferred revenue	2,016	3,565	4,281	8,339
Other long-term liabilities	(146)	(52)	(196)	(93)

Net cash provided by operating activities	7,778	5,428	15,160	13,822

Cash flows from investing activities
Purchases of marketable securities	(50,017)	(54,996)	(105,348)	(85,073)
Proceeds from sale or disposal of marketable securities	35,000	55,000	60,000	85,000
Purchases of property and equipment	(973)	(977)	(1,338)	(2,095)
Intangible asset additions	(194)	(76)	(194)	(138)
Increase in restricted cash and deposits	—	—	—	(25)

Net cash used in investing activities	(16,184)	(1,049)	(46,880)	(2,331)

Cash flows from financing activities
Payments of issuance costs related to secondary offering of common stock	—	—	(210)	—
Proceeds from issuance of common stock upon option exercises	1,015	1,314	2,365	2,432
Income tax benefit from the exercise of stock options	1,186	2,028	1,186	2,028

Net cash provided by financing activities	2,201	3,342	3,341	4,460

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(578)	201	(712)	773

Net increase (decrease) in cash and cash equivalents	(6,783)	7,922	(29,091)	16,724
Cash and cash equivalents, beginning of period	77,982	86,082	100,290	77,280

Cash and cash equivalents, end of period	$71,199	$94,004	$71,199	$94,004

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011

GAAP Cash flows from operating activities	$7,778	$5,428	$15,160	$13,822

Add Back:
Patent litigation related expenses	—	3,283	—	4,203

Cash flows from operating activities before patent litigation expenses	$7,778	$8,711	$15,160	$18,025